DUTCHESS PRIVATE EQUITIES FUND, L.P.
    312 Stuart Street, Third Floor,        100 Mill Plain Road,Third Floor,
         Boston, MA  02116                        Danbury, CT  06811
       Phone: (617) 960-3570                     Phone (203) 791-3838



                                     April  28,  2003


Cal  Bay  International,  Inc.
1582  Parkway  Loop
Suite  G
Tustin,  CA  92780

Attention:  Robert  Thompson


RE:     DUTCHESS  PRIVATE  EQUITIES  FUND,  LP
        --------------------------------------

Dear  Mr.  Thompson:

      Reference is made to that certain Investment Agreement of even date between you and the undersigned ("Agreement"). Pursuant to Section 12(b) of the Agreement, you are issuing six hundred seventy five thousand six hundred seventy five (675,675) of shares of your common stock to the undersigned ("Commitment Shares"). The Commitment Shares shall be deemed fully paid as of the Execution Date. Capitalized terms used and not defined herein have the meaning given them in the Agreement.

     The Investor agrees not to publicly sell, dispose of or otherwise transfer any Commitment Shares until the earlier of (1) the Effective Date or (2) ninety
(90) days after the Execution Date (such earlier date hereafter referred to as the "First Release Date").

     From and after the First Release Date until that date which is thirty (30) days after the First Release Date (such date hereafter referred to as the "Second Release Date"), the Investor may publicly sell up to a maximum of two hundred thousand (200,000) of the Commitment Shares ("First Release Shares"). For each thirty (30) day period after the Second Release Date, in addition to being able to sell any of the First Release Shares remaining unsold as of the Second Release Date, Investor shall be free to sell or otherwise transfer up to one hundred fifty eight thousand five hundred fifty nine (158,559) of the Commitment Shares. For example, if 100,000 Commitment Shares are sold prior to the Second Release Date, Investor shall be free to sell 100,000 shares at any time after the Second Release Date and, in addition, 158,559 shares every thirty
(30)  days  after  the  Second  Release  Date.

     In the event the Commitment Shares are not registered sooner under the Securities Act of 1933, such Shares shall be salable under Rule 144 one year after the Execution Date.


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     If you agree with the foregoing, kindly signify your agreement by executing this  letter  below  where  indicated  and  return  a  copy  to the undersigned.

Accepted  and  Agreed:                  Very  truly  yours,

Cal  Bay  International,  Inc.          Dutchess  Private Equities Fund, LP
                                        By Dutchess Capital Management, LLC, its general partner

By:  /s/Robert  Thompson,  CEO          By:  /s/  Douglas  H.  Leighton,
------------------------------          --------------------------------
     Robert  Thompson                        Douglas  H.  Leighton
                                             A  managing  member


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